Exhibit 10.18

COMMITMENT INCREASE AGREEMENT AND AMENDMENT NO. 4

This Commitment Increase Agreement and Amendment No. 4 (“Agreement”) dated as of December 23, 2008 (“Effective Date”) is by and among Continental Resources, Inc., an Oklahoma corporation (“Borrower”), each of the undersigned Lenders and Bank of America, N.A. as a new Lender (collectively, the “Affected Lenders”), and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender (as each such terms are defined below).

D.	Reference is made to the Sixth Amended and Restated Credit Agreement dated as of April 12, 2006 among the Borrower, the lenders party thereto (the “Lenders”), Union Bank of California, N.A., as administrative agent for such Lenders (the “Administrative Agent”) and as the issuing lender (the “Issuing Lender”), as the same has been and may be further amended or modified from time to time, including as amended by the Amendment No. 3 dated of even date herewith (the “Amendment No. 3”) which is being entered into concurrent herewith among the Borrower, the Administrative Agent, the Issuing Lender and the Lenders (as so amended, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement.

E.	Pursuant to Section 2.04(b) of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to increase the aggregate Commitments by adding to the Credit Agreement one or more commercial banks or other financial institutions and by allowing one or more Lenders to increase their respective Commitment.

F.	The Borrower has given notice to the Administrative Agent and the Lenders of its intention, pursuant to such Section 2.04(b) of the Credit Agreement and with the agreement of the Affected Lenders, to increase the aggregate Commitments from $400,000,000 to $507,500,000.

Accordingly, the parties hereto agree as follows:

Section 38. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings herein assigned. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 39. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 40. Increase of Commitment. Pursuant to Section 2.04(b) of the Credit Agreement, the amount of the aggregate Commitments is hereby increased from $400,000,000 to $507,500,000. After giving effect to this Agreement, each of the Affected Lender’s respective Commitments shall increase by the amount set forth next to its name on Schedule I attached hereto. After giving effect to this Agreement, Schedule II attached to the Credit Agreement is hereby replaced in its entirety with the Schedule II attached to this Agreement which reflects the increased Commitments of the Affected Lenders.

Section 41. Affected Lenders. Each of the Affected Lenders (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.06 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (ii) agrees that it will, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agents to take such action as agents on its behalf and to exercise such powers under the Loan Documents as are delegated to the such Administrative Agents by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) represents that the execution and delivery of this Agreement by such Affected Lender is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) if the Affected Lender is a new lender, agrees that it has sent to the Administrative Agent an Administrative Questionnaire which sets forth its correct payment instructions, notice instructions, and Lending Offices, (vii) if the Affected Lender is a Foreign Lender, attaches the forms required under Section 2.14 of the Credit Agreement, and (viii) if the Affected Lender is a new lender, represents that it is an Eligible Assignee.

Section 42. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e)

there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 43. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Agreement. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty Agreement in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 44. Conditions to Effectiveness. This Agreement and the increase in the Commitments provided herein shall become effective on the Effective Date and enforceable against the Borrower, the Lenders, the Administrative Agent and the Issuing Lender upon the occurrence of the following conditions precedent:

(aa) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Affected Lenders.

(bb) The Administrative Agent shall have received have received multiple original counterparts, as requested by the Administrative Agent, of (i) the Amendment No. 3 duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and the Required Lenders, and (ii) that certain fee letter dated December 22, 2008 between the Borrower and the Administrative Agent (the “Fee Letter”).

(cc) The Administrative Agent shall have received executed original Notes from the Borrower made payable to the Affected Lenders in the amount of such Affected Lenders’ new Commitments, after giving effect to the increases effected hereby.

(dd) The Administrative Agent shall have received a certificate of the Borrower dated as of the Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the board of directors of the Borrower which would permit the increase in Commitments effected hereby, and (ii) certifying that, before and after giving effect to the increase in Commitments effected hereby, (A) the representations and warranties contained in Article IV and the other Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Section 4.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.06 of the Credit Agreement, and (B) no Default exists.

(ee) The representations and warranties in this Agreement shall be true and correct in all material respects.

(ff) The Borrower shall have paid (i) the fees due on the date hereof to the Administrative Agent as agreed to between the Borrower and the Administrative Agent pursuant to the Fee Letter, and (ii) all costs and expenses which have been invoiced and are payable pursuant to Section 9.03(a) of the Credit Agreement.

Section 45. Acknowledgments and Agreements.

(gg) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(hh) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(ii) Each of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(jj) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(kk) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(ll) Upon the effectiveness of this Agreement, the Affected Lender, to the extent such lender is not currently a Lender, shall constitute a “Lender” under the Credit Agreement and the Affected Lender’s Commitment shall be as set forth next to its name in Schedule II attached hereto.

Section 46. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 47. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 48. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 49. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 50. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED effective as of the date first above written.

BORROWER:	CONTINENTAL RESOURCES, INC.

	By:	/s/ JOHN D. HART
John Hart, Chief Financial Officer

ADMINISTRATIVE AGENT/ ISSUING LENDER/ AFFECTED LENDER:	UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, Issuing Lender and an Affected Lender

	By:	/s/ WHITNEY RANDOLPH
	Name:	Whitney Randolph
	Title:	Vice President

GUARANTY BANK, FSB an Affected Lender

By:	/s/ CHRISTOPHER S. PARADA
Name:	Christopher S. Parada
Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND plc an Affected Lender

By:	/s/ DAVID SLYE
Name:	David Slye
Title:	Senior Vice President

BANK OF AMERICA, N.A. an Affected Lender

By:	/s/ STEPHEN J. HOFFMAN
Name:	Stephen J. Hoffman
Title:	Managing Director

TEXAS CAPITAL BANK, N.A. an Affected Lender

By:	/s/ JOHN E. DAVIS
Name:	John E. Davis
Title:	Senior Vice President

For Purposes of Section 6 Only.

GUARANTOR:

BANNER PIPELINE COMPANY LLC

By:	/s/ JOHN HART
Name:	John Hart
Title:	CFO

SCHEDULE I

AFFECTED LENDERS AND INCREASE IN COMMITMENTS

Affected Lenders:	Increase in Commitments
Union Bank of California, N.A.	$25,000,000

Guaranty Bank, FSB	$5,000,000

The Royal Bank of Scotland plc	$17,500,000

Texas Capital Bank, N.A.	$10,000,000

Bank of America, N.A.	$50,000,000	*

Total Increase:	$107,500,000

*	Bank of America, N.A. is a new Lender, and therefore, $50,000,000 is its total Commitment.

SCHEDULE II

NOTICE INFORMATION AND COMMITMENTS

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower’s ability to request (and the Lenders’ obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

Administrative Agent/Issuing Lender:

Union Bank of California, N.A.

Lincoln Plaza

500 N. Akard Street, Suite 4200

Dallas, Texas 75201

Attention: Mr. Randall Osterberg

Facsimile: 214-922-4209

Borrower:

Continental Resources, Inc.

302 N. Independence

Enid, Oklahoma 73701

Attention: John Hart

Facsimile: 580-548-5253

Lenders:	Commitments
Union Bank of California, N.A.	$90,000,000

Guaranty Bank, FSB	$70,000,000

Fortis Capital Corp.**	$62,500,000

The Royal Bank of Scotland plc	$80,000,000

U.S. Bank National Association**	$30,000,000

Bank of Scotland, plc**	$30,000,000

Natixis**	$30,000,000

Sterling Bank**	$30,000,000

Capital One, N.A.**	$20,000,000

Texas Capital Bank, N.A.	$15,000,000

Bank of America, N.A.	$50,000,000

Total:	$507,500,000
** These Lenders did not increase their Commitments on December 23, 2008.